EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
Power 3 Medical Products, Inc.
The Woodlands, Texas

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated July 9, 2007 relating to the consolidated financial statements as of December 31, 2006 and for the year then ended appearing in the Annual Report on Form 10-K of Power 3 Medical Products, Inc.

/s/ Malone & Bailey, PC
Malone & Bailey, PC
www.malone-bailey.com
Houston, Texas
June 5, 2008